                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
--------------------------------------------------------------------------------
                         RUSS BERRIE AND COMPANY, INC.
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                                                                   April 7, 2000

Dear Shareholder:

     It is my pleasure, on behalf of your Board of Directors, to extend to you a cordial invitation to attend our Annual Meeting of Shareholders, which will be held this year at the Company's corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, at 2:00 p.m. on Tuesday, May 9, 2000.

     At the meeting, shareholders will be asked to elect 9 directors; to approve amendments to the Company's 1999 Stock Option and Restricted Stock Plan, the 1999 Stock Option Plan for Outside Directors, the 1999 Stock Option Plan, and the 1999 Employee Stock Purchase Plan; and to transact such other business as may properly come before the meeting.

     I look forward to greeting you at the meeting. Whether or not you expect to attend, I urge you to sign and return your proxy card immediately.
                                          Sincerely,

                                          /s/ Russell Berrie
                                          RUSSELL BERRIE
                                          Chairman

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 9, 2000

     The Annual Meeting of Shareholders of Russ Berrie and Company, Inc. (the "Company") will be held this year at the Company's corporate headquarters, 111 Bauer Drive, Oakland, New Jersey on Tuesday, May 9, 2000, at 2:00 p.m., for the following purposes:

     1. To elect 9 directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified;

     2. To approve an amendment to the Company's 1999 Stock Option and Restricted Stock Plan;

     3. To approve an amendment to the Company's 1999 Stock Option Plan for Outside Directors;

     4. To approve an amendment to the Company's 1999 Stock Option Plan;

     5. To approve an amendment to the Company's 1999 Employee Stock Purchase Plan; and

     6. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 24, 2000 are entitled to notice of and to vote at such meeting.

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS,

                                          /s/ Arnold S. Bloom
                                          ARNOLD S. BLOOM
                                          Secretary
Oakland, New Jersey
April 7, 2000

Please complete, date, sign, and promptly return your proxy card in the enclosed envelope.

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                                PROXY STATEMENT
                              DATED APRIL 7, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Russ Berrie and Company, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 9, 2000, at 2:00 p.m., at the Company's corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, and at any adjournments thereof.

     Shareholders of record at the close of business on March 24, 2000, will be entitled to one vote for each share they then held on all matters to come before the meeting. There were outstanding on that date 20,551,260 shares of common stock of the Company, stated value $.10 per share ("Common Stock"). The Company has no other class of stock outstanding. The holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum.

     An executed proxy may be revoked at any time by written notification to the Secretary of the Company if such notice is actually received by the Secretary before such proxy is exercised, or by attending and voting at the meeting in person. Proxies in the accompanying form which are properly executed by shareholders, duly returned to the Company and not revoked will be voted in the manner specified. If no specification is indicated, the proxy will be voted as indicated below. The cost of solicitation will be borne by the Company.

     The Annual Report of the Company for the fiscal year ended December 31, 1999 accompanies this Proxy Statement, but is not part of the proxy soliciting materials.

     This Proxy Statement and the form of proxy will be mailed to shareholders on or about April 12, 2000.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The election of directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting. It is intended that proxies in the accompanying form which do not withhold the authority to vote for any or all of the nominees will be voted for the election as directors of all of the persons named below. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees who would be nominated by the Board of Directors in place of those who are not candidates. At this time, the Board of Directors knows of no reason why any nominee might not be a candidate at the meeting. The information concerning the nominees has been furnished by them to the Company.

                                                      DIRECTOR            PRINCIPAL OCCUPATION;
NAME                                           AGE     SINCE               OTHER DIRECTORSHIPS
----                                           ---    --------    -------------------------------------
Raphael Benaroya(1)..........................  52       1993      Chairman of the Board, President and
                                                                  Chief Executive Officer, since 1988,
                                                                  of United Retail Group, Inc., which
                                                                  operates a chain of retail specialty
                                                                  stores. Mr. Benaroya is also Managing
                                                                  Director of American Licensing Group,
                                                                  L.P., which specializes in consumer
                                                                  goods' brand name licensing.
Angelica Berrie(2)...........................  45       1998      Director -- Product Development of
                                                                  the Company since November 1991.
Russell Berrie(2)............................  67       1966      Chairman and Chief Executive Officer
                                                                  of the Company since its
                                                                  incorporation in 1966. Mr. Berrie is
                                                                  the founder of the Company. Mr.
                                                                  Berrie is also a Director of United
                                                                  Retail Group, Inc.
Ilan Kaufthal(3).............................  52       1995      Vice Chairman, since April 1997, of
                                                                  Schroder & Co., Inc. (formerly known
                                                                  as Schroder, Wertheim & Co., Inc.),
                                                                  an investment banking firm. Managing
                                                                  Director, from February 1987 to March
                                                                  1997, of Schroder & Co., Inc. Mr.
                                                                  Kaufthal is also a Director of United
                                                                  Retail Group, Inc., Cambrex
                                                                  Corporation, a company which
                                                                  manufactures specialty chemicals, and
                                                                  ASI Solutions Incorporated, a company
                                                                  which provides human resources
                                                                  outsourcing services.
Charles Klatskin.............................  65       1983      Chairman of the Board and President
                                                                  of Charles Klatskin Company, Inc., a
                                                                  commercial real estate brokerage and
                                                                  development firm, since its
                                                                  incorporation in 1966.
Joseph Kling.................................  70     1988(4)     President and Chief Executive Officer
                                                                  of MLJ, Inc. (formerly Pamsco, Inc.),
                                                                  a consulting company, since April
                                                                  1991.
William A. Landman(1,3)......................  47       1994      Principal, since 1987, and Chief
                                                                  Investment Officer, since March 1998,
                                                                  of CMS Companies, an investment firm.

                                                      DIRECTOR            PRINCIPAL OCCUPATION;
NAME                                           AGE     SINCE               OTHER DIRECTORSHIPS
----                                           ---    --------    -------------------------------------
Sidney Slauson(1)............................  90       1978      Mr. Slauson was General Counsel to
                                                                  the Company from 1966 until 1990.
                                                                  From 1990 until June 30, 1995, Mr.
                                                                  Slauson was of counsel to Rosner and
                                                                  Feltman, a law firm which provided
                                                                  legal services to the Company. Mr.
                                                                  Slauson is currently retired.
Josh S. Weston...............................  71       1999      Honorary Chairman, since April 1998,
                                                                  of Automatic Data Processing, Inc.
                                                                  ("ADP"), a computerized transaction
                                                                  processing, data communication and
                                                                  information services company. Mr.
                                                                  Weston served as Chairman of the
                                                                  Board of ADP from August 1996 to
                                                                  April 1998. Prior to August 1996, and
                                                                  for more than five years prior
                                                                  thereto, he served as Chairman of the
                                                                  Board and Chief Executive Officer of
                                                                  ADP. Mr. Weston is also a Director of
                                                                  Gentiva Health Services, Inc., a
                                                                  provider of home health care
                                                                  services, and Shared Medical Systems
                                                                  Corporation, a provider of health
                                                                  information services.

---------------
(1) Member of Compensation Committee of the Board of Directors.

(2) Angelica Berrie is the spouse of Russell Berrie.

(3) Member of Audit Committee of the Board of Directors.

(4) Mr. Kling did not stand for re-election to the Board of Directors of the Company in April 1995, but was re-elected as a Director in October 1995.
                   ------------------------------------------

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held five meetings during 1999. The Audit Committee of the Board of Directors, which held one meeting during 1999, consists of Messrs. Kaufthal and Landman. The Audit Committee is responsible for ensuring maintenance of an adequate system of internal financial controls, causing the books of account and annual financial statements of the Company to be audited by certified public accountants, discussing with the certified public accountants the results of their audit, and recommending to the Board of Directors the appointment of certified public accountants. The Compensation Committee, which held one meeting during 1999, consists of Messrs. Benaroya, Landman and Slauson. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements for senior management of the Company and various Company compensation plans. The report of the Compensation Committee is set forth in this Proxy Statement. There is no standing nominating committee. In November 1999, the Board of Directors established a Special Committee to consider a proposal received by the Company from Evercore Partners, L.L.C. to acquire all of the Company's outstanding Common Stock other than certain shares owned by Mr. Berrie. The Special Committee, which held two meetings in 1999, consisted of Messrs. Kling, Landman and Weston. All of the directors attended, in 1999, at least 83% of the aggregate number of meetings of the Board of Directors and the Audit Committee, Compensation Committee and Special Committee (if they were members of those Committees).

                             DIRECTOR COMPENSATION

     Directors who are full-time employees of the Company receive no additional compensation for services as a director. Each director who is not an employee of the Company receives $8,000 per year plus $1,000 for each Board meeting and $1,000 for each Audit or Compensation Committee meeting attended. The three members of the Special Committee each received a one-time payment of $25,000. In addition, commencing January 1, 1989, directors who were not officers or other employees of the Company became eligible to receive non-qualified stock options and stock appreciation rights ("SARs"), if granted, under the Company's 1989 Stock Option Plan for Outside Directors (the "1989 Directors Plan"). (See "1989 Directors Plan" below.) Commencing January 1, 1994, directors who were not officers or other employees of the Company became eligible to receive non-qualified stock options under the Company's 1994 Stock Option Plan for Outside Directors (the "1994 Directors Plan"). (See "1994 Directors Plan" below.) Commencing January 1, 1999, directors who were not officers or other employees of the Company became eligible to receive non-qualified stock options under the Company's 1999 Stock Option Plan for Outside Directors (the "1999 Directors Plan" and, together with the 1989 Directors Plan and the 1994 Directors Plan, "All Directors Plans"). (See "1999 Directors Plan" below.)

ALL DIRECTORS PLANS

     All Directors Plans are currently administered by a committee comprised of two members of the Board of Directors who are not participants in any of such plans: Russell Berrie and Angelica Berrie.

     Options granted under All Directors Plans vest and become exercisable one year after the date of grant and remain exercisable for ten years from the date of grant. Options are transferable to spouses, lineal descendants, certain trusts and charitable organizations; otherwise, such options are not transferable other than by will or under the laws of descent and distribution, and are exercisable only by the grantee or a permitted transferee or by the grantee's or permitted transferee's legal representative(s) after death or disability. If the grantee ceases to be a member of the Board of Directors for reasons other than death or disability, non-vested options expire immediately and vested options are only exercisable for 30 days thereafter, or the remaining option term, if shorter. In the event of the grantee's death or disability, non-vested options shall vest and all outstanding options may be exercised within 12 months after the death or disability or the remaining option term, if shorter.

     Options granted under All Directors Plans are issued on each January 1 at an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of each such year.

1989 DIRECTORS PLAN

     A total of 150,000 shares of Common Stock were reserved for the grant of options and related SARs, if any, under the 1989 Directors Plan. Grantees have been granted options to purchase 3,000 shares of Common Stock in each year from 1989 through 1993. In 1999, Mr. Klatskin exercised options, pursuant to the 1989 Directors Plan, for 3,000 shares of Common Stock at an exercise price of $10.09 per share.

     Until December 31, 1991, the committee administering the 1989 Directors Plan had the discretion to grant SARs subject to related options, which are exercisable only to the same extent and subject to the same terms and conditions as the related options. In general, a grantee who exercises an SAR will be entitled to securities and/or cash in an amount equal to the excess of the closing market price of the Common Stock on the New York Stock Exchange on the date of exercise over the exercise price of the related option, multiplied by the number of shares as to which the SAR is exercised. Exercise of all or any part of an SAR will reduce on a share-for-share basis the number of shares subject to a grantee's related option. Payment due upon exercise of an SAR shall be made (i) in cash, (ii) in Common Stock, or (iii) partly in cash and partly in Common Stock, all as determined by the committee in its discretion.

     This plan terminated on December 31, 1993, although options and SARs previously granted may be exercised beyond that date.

1994 DIRECTORS PLAN

     A total of 150,000 shares of Common Stock were reserved for the grant of options under the 1994 Directors Plan. Grantees have been granted options to purchase 3,000 shares of Common Stock in each year from 1994 through 1998. In 1999, Mr. Slauson exercised options, pursuant to the 1994 Directors Plan, for 3,000 shares of Common Stock at an exercise price of $14.875 per share, and for 2,000 shares of Common Stock at an exercise price of $13.75 per share.

     This plan terminated on December 31, 1998, although options previously granted may be exercised beyond that date.

1999 DIRECTORS PLAN

     A total of 150,000 shares of Common Stock have been reserved for the grant of options under the 1999 Directors Plan. Grantees are granted options to purchase 3,000 shares of Common Stock in each year from 1999 through 2003. In 1999 and 2000, options were granted to all eligible directors at an exercise price of $23.625 per share and $25.1875 per share, respectively.

                             EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

CHIEF EXECUTIVE OFFICER

     Mr. Russell Berrie, Chairman and Chief Executive Officer of the Company, is party to an employment arrangement with the Company that provides for compensation, in 1999, consisting of a base salary at an annual rate of $485,000 and a bonus equal to 1% of the Company's net income after taxes ("Incentive Compensation"). Mr. Berrie does not participate in any of the Company's stock option or restricted stock plans. The bonus arrangement has been in effect since July 1, 1983, prior to the Company's initial public offering.

     The Compensation Committee (the "Committee") and Mr. Berrie discuss his base compensation annually. After discussions with Mr. Berrie, the Committee concluded that his base compensation for 2000 should be increased by 8% to $525,000 plus the Incentive Compensation.

     The Committee has not conducted a study of chief executive officer compensation at companies comparable to the Company. Mr. Berrie's base salary was determined based upon the subjective assessment by the members of the Committee of Mr. Berrie's individual performance and contribution to the business of the Company and taking into account the members' own awareness of executive compensation levels at other companies. The Committee believes that basing the Incentive Compensation, a substantial portion of Mr. Berrie's compensation, on a fixed percentage of the Company's net income after taxes provides an appropriate linkage between his Incentive Compensation and the Company's performance. The Committee also notes that, although Mr. Berrie does not participate in any of the Company's stock option or restricted stock plans, he is the beneficial owner of approximately 25.7% of the outstanding Common Stock. (See "Security Ownership of Management" table below.)

OTHER EXECUTIVE OFFICERS

     The Committee determines the compensation of executive officers, other than the chief executive officer, in consultation with Mr. Berrie. Generally, the compensation received by these individuals consists of the following principal components: base salary, cash bonuses, stock options and, for one executive officer, restricted stock awards under the Company's 1999 Stock Option and Restricted Stock Plan (including predecessor plans, the "Stock Option and Restricted Stock Plans"). The Committee, after discussion with Mr. Berrie, has followed a policy of determining increases in base compensation based principally upon the Company's and the individual executive officer's performance.

     The Committee views stock options and restricted stock awards as serving two functions: compensation to executive officers and providing executive officers with an equity stake in the Company that aligns their interests with shareholders. In January 1999, executive officers received grants of stock options under the Company's 1999 Stock Option and Restricted Stock Plan to purchase stock having an aggregate fair market value (measured at the date of grant) ranging from 32% to 40% of base compensation. One of the executive officers named in the Summary Compensation Table received in 1999 a restricted stock award under the Company's 1999 Stock Option and Restricted Stock Plan relating to shares having a fair market value (measured at the date of grant) equal to 33.3% of 80% of base compensation. Although the amount of these awards does not vary on the basis of the recipients' other holdings of the Company's stock, it may vary on the basis of the Company's performance or other factors deemed relevant by the Committee. The ultimate value to the recipient of such awards depends upon the market price of the Company's Common Stock.

     Awards of cash bonuses to executive officers are based upon a bonus pool in which approximately 65 of the Company's personnel participate and are paid if the Company exceeds certain operating profit levels from its core domestic business. Participants are eligible to receive a maximum award ranging from 50% (in the case of certain executive officers) to 4% of the recipient's base salary. Participants receive the maximum bonus for which they are eligible if the amount of the bonus pool is sufficient to pay the maximum bonus to all participants; otherwise, each participant receives the same percentage of the bonus pool as such participant would have received had maximum bonuses been paid. (See also "Summary Compensation Table" below.)

     Additional awards of cash bonuses to executive officers (and certain other eligible personnel) are also paid if the Company exceeds certain goals of annual profitability from its core domestic business. Participants are eligible to receive an award ranging from 4% to 10% of the recipient's base salary depending upon the level of operating profit for the relevant period.

     Mr. Berrie does not participate in the bonus pool or additional cash bonus described above.

             Russ Berrie and Company, Inc., Compensation Committee Raphael Benaroya, William A. Landman, Sidney Slauson, 1999 Members

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1999, the Compensation Committee consisted of Messrs. Benaroya, Landman and Slauson.

     Russell Berrie, Chairman and Chief Executive Officer of the Company, serves as a member of the Board of Directors of United Retail Group, Inc. Raphael Benaroya, Chairman of the Board, President and Chief Executive Officer of United Retail Group, Inc., serves on the Compensation Committee of the Board of Directors of the Company.

                         RUSS BERRIE AND COMPANY, INC.
             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               RUSS BERRIE AND COMPANY, INC., THE S & P 500 INDEX
                            AND PEER GROUP COMPANIES
[INDEXED RETURNS GRAPH]

                                                  RUSS BERRIE & CO INC            S&P 500 INDEX                PEER GROUP
                                                  --------------------            -------------                ----------
Dec 94                                                   100.00                      100.00                      100.00
Dec 95                                                    95.86                      137.58                      101.73
Dec 96                                                   141.66                      169.17                       96.42
Dec 97                                                   212.36                      225.60                      121.52
Dec 98                                                   196.39                      290.08                      125.20
Dec 99                                                   226.64                      351.12                       75.04

------------------------------------------------------------------------------------------------------------------------
                                    Base
                                   Period
 Company/Index Name                Dec 94       Dec 95         Dec 96         Dec 97         Dec 98         Dec 99
------------------------------------------------------------------------------------------------------------------------
 RUSS BERRIE & CO., INC.            $100         $ 95.86        $141.66        $212.36        $196.39        $226.54
------------------------------------------------------------------------------------------------------------------------
 S&P 500 INDEX                      100           137.58         169.17         225.60         290.08         351.12
------------------------------------------------------------------------------------------------------------------------
 PEER GROUP                         100           101.73          96.42         121.52         125.20          75.04
------------------------------------------------------------------------------------------------------------------------

     Assumes $100 invested December 31, 1994, and reinvestment of all dividends.

     Peer Group Companies are as follows: American Greetings (Class A), Cross (A.T.) & Co. (Class A), Department 56 Inc. (Series A), Enesco Group Inc. (formerly, Stanhome Inc.), First Years, Inc., Gibson Greetings Inc., Ohio Art Co., and Tandycrafts Inc.

     Peer Group Companies were selected on the basis of similarity of their products or distribution channels to those of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 2000, the shares of Common Stock beneficially owned by each director of the Company, by certain executive officers of the Company and by all directors and officers of the Company as a group.

                                                                                       APPROXIMATE
                                                                    TOTAL SHARES      PERCENTAGE OF
                                                    SHARES OF      OF COMMON STOCK     OUTSTANDING
                NAME OF DIRECTOR,                  COMMON STOCK     BENEFICIALLY         COMMON
          OFFICER OR IDENTITY OF GROUP               OWNED(1)        OWNED(1)(2)       STOCK(1)(2)
          ----------------------------             ------------    ---------------    -------------
Raphael Benaroya.................................         720            18,720          *
Angelica Berrie(3)...............................     190,356           196,141          *
Russell Berrie(4)................................   5,276,872         5,282,657           25.7%
Arnold Bloom.....................................         151            11,654          *
Ricky Chan(5)....................................      12,106            20,268          *
Chris Collins(8).................................           0             8,715          *
Ilan Kaufthal....................................           0            12,000          *
Charles Klatskin.................................       3,100            30,100          *
Joseph Kling.....................................           0            12,000          *
William A. Landman...............................          65            15,065          *
Y.B. Lee(5)......................................       2,552            16,246          *
Sidney Slauson...................................       9,000            22,000          *
Josh S. Weston...................................         300               300          *
Leslie Berrie, Russell Berrie and Myron Rosner,
  as co-trustees under The Leslie Berrie 1993
  Trust(6).......................................     126,541           126,541          *
All directors and officers as a group (20
  persons)(4)(5)(7)..............................   5,305,966         5,484,601           26.5%

---------------
 *  Less than 1%

(1) Each individual has the sole power to vote and dispose of the shares of Common Stock, except as provided in notes 3, 4 and 6 below; and, in the case of restricted shares granted under Russ Berrie and Company, Inc. Stock Option and Restricted Stock Plans, subject to the provisions of such plans.

(2) Includes the number of shares subject to stock options granted by the Company which are exercisable within 60 days.

(3) Includes (a) 1,000 shares held by the Angelica 1992 Trust for the benefit of Mrs. Berrie and (b) 189,356 shares held of record by The Russell Berrie 1995 Annuity Trust, of which Mrs. Berrie is a co-trustee possessing shared voting power and shared dispositive power with respect to the shares held by such trust. Shares deemed to be beneficially owned also include 5,785 shares subject to stock options. Does not include 181,779 shares of Common Stock held beneficially and of record by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, of which Mrs. Berrie is a co-trustee.

(4) Includes (a) 2,061,477 shares held of record by Mr. Russell Berrie, (b) 898,348 shares held by The Russell Berrie 1999 Trust, of which Mr. Berrie is the grantor possessing the unrestricted power to revoke the trust, a co-trustee with Mr. Myron Rosner possessing shared voting power and shared dispositive power with respect to the shares held by such trust and, until his death, the sole beneficiary, (c) 2,000,000 shares held of record by The Russell Berrie 1999 Annuity Trust, of which Mr. Berrie is the grantor and a co-trustee with Mr. Rosner possessing shared voting power and shared dispositive power with respect to the shares held by such trust, and
    (d) 150 shares held of record by Mr. Berrie as custodian for one of his daughters. Also includes (a) 1,000 shares held by the Angelica 1992 Trust for the benefit of Mr. Berrie's spouse, (b) 189,356 shares held of record by The Russell Berrie 1995 Annuity Trust, of which Mr. Berrie's spouse is a co-trustee possessing shared voting power and shared dispositive power with respect to the shares held by such trust, and (c) 126,541 shares held of record by The Leslie Berrie 1993 Trust, of which Mr. Berrie is a co-trustee; all of which Mr. Berrie disclaims beneficial ownership. (See "Security Ownership of Management" table above, note 3 above and note 6 below). Shares deemed to be beneficially owned also include 5,785 shares subject to stock options held by Mr. Berrie's spouse, of which Mr. Berrie disclaims beneficial ownership. Does not include shares of Common Stock held beneficially and of record by (i) The Russell Berrie Foundation, a New Jersey Nonprofit Corporation (181,779 shares) of which Mr. Berrie is a co-trustee, and (ii) The Russell Berrie 1999 Charitable Remainder Trust (5,305,194 shares) for the benefit of Mr. Berrie during his life and thereafter for the benefit of The Russell Berrie Foundation, a New Jersey Nonprofit Corporation. Mr. Berrie is not a trustee of, and has no power to revoke, The Russell Berrie 1999 Charitable Remainder Trust. (See "Security Ownership of Certain Beneficial Owners" table, below).

(5) Includes shares awarded under the Company's Stock Option and Restricted Stock Plans which are not vested as of March 1, 2000, as follows: 5,266 shares for Mr. Chan; 1,022 shares for Mr. Lee; and 6,288 shares for all directors and officers as a group.

(6) Leslie Berrie, Russell Berrie and Myron Rosner are co-trustees, each having the power to vote and dispose of these shares. Messrs. Berrie and Rosner disclaim beneficial ownership of these shares.

(7) Includes shares held by trusts included in the table.

(8) Mr. Chris Collins, Vice President -- Sales of the Company, has resigned effective May 1, 2000.

                 ---------------------------------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of March 1, 2000, with respect to each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock: (i) the name and address of such owner, (ii) the number of shares beneficially owned, and (iii) the percentage of the total number of shares of Common Stock outstanding so owned.

NAME AND ADDRESS OF                                            NUMBER OF SHARES     PERCENT
BENEFICIAL OWNER                                              BENEFICIALLY OWNED    OF CLASS
-------------------                                           ------------------    --------
Russell Berrie(1)...........................................      5,282,657(2)        25.7%
  111 Bauer Drive
  Oakland, New Jersey 07436
U.S. Trust Company of New York..............................      5,527,639(3)(4)     26.9%
  114 West 47th Street
  New York, New York 10036

---------------
(1) See note 4 under "Security Ownership of Management" table, above.

(2) Of Mr. Berrie's 5,282,657 shares, Mr. Myron Rosner, in his capacity as a trustee, is deemed also to be the beneficial owner of 3,214,245 shares. Mr. Rosner's trusteeships are as follows: (a) 898,348 shares held by

     The Russell Berrie 1999 Trust, of which Mr. Rosner is a co-trustee with Mr. Berrie possessing shared voting power and shared dispositive power with respect to the shares held by such trust, subject to Mr. Berrie's unrestricted power to revoke the trust, (b) 2,000,000 shares held of record by The Russell Berrie 1999 Annuity Trust, of which Mr. Rosner is a co-trustee with Mr. Berrie possessing shared voting power and shared dispositive power with respect to the shares held by such trust, (c) 189,356 shares held of record by The Russell Berrie 1995 Annuity Trust, of which Mr. Rosner is a co-trustee possessing shared voting power and shared dispositive power with respect to the shares held by such trust, and (d) 126,541 shares held of record by The Leslie Berrie 1993 Trust, of which Mr. Rosner is a co-trustee and of which Mr. Rosner disclaims beneficial ownership. In addition, there are 242,782 shares held of record by The Russell Berrie 1996 Annuity Trust, of which Mr. Rosner is a trustee possessing sole voting power and sole dispositive power with respect to the shares held by such trust. Mr. Rosner also owns (a) 2,037 shares held of record by The Myron Rosner P.A. Pension Plan, of which Mr. Rosner has sole voting power and sole dispositive power with respect to the shares,
     (b) 720 shares held by a Keogh plan, of which Mr. Rosner has sole voting power and sole dispositive power with respect to the shares, and (c) 750 shares held by Mr. Rosner as joint tenant with his spouse, of which Mr. Rosner has shared voting power and shared dispositive power with respect to the shares. In all capacities, Mr. Rosner is deemed to be the beneficial owner of 3,460,534 shares (approximately 16.8% of the outstanding Common Stock of the Company). Mr. Rosner's ownership does not include shares of Common Stock held beneficially and of record by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation (181,779 shares). Mr. Rosner is a co-trustee of the Foundation. Mr. Rosner's ownership does not include shares of Common Stock held beneficially and of record by The Russell Berrie 1999 Charitable Remainder Trust (5,305,194 shares). Mr. Rosner is not a trustee of such trust and has no power to revoke such trust, but does have the right to remove the trustee and appoint a successor trustee. Mr. Rosner is a shareholder and director of Wilentz, Goldman & Spitzer, P.A., 90 Woodbridge Center Drive, Woodbridge, New Jersey 07095.

(3) As reported on the Schedule 13G filed by U.S. Trust Company of New York with the Securities and Exchange Commission on February 4, 2000, relating to holdings as of December 31, 1999.

(4) Includes 5,305,194 shares held beneficially and of record by The Russell Berrie 1999 Charitable Remainder Trust. U.S. Trust Company of New York is the sole trustee of such trust. (See note 2 above).

             ------------------------------------------------------

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation for the years ended December 31, 1999, 1998, and 1997 paid to or accrued for the benefit of the Chief Executive Officer and the other four most highly compensated executive officers of the Company as of December 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION(1)                   LONG-TERM COMPENSATION
                                -------------------------------------   --------------------------------------
                                                                                        SECURITIES
                                                           OTHER         RESTRICTED     UNDERLYING      LTIP
NAME AND                                                  ANNUAL           STOCK         OPTIONS/      PAYOUTS      ALL OTHER
PRINCIPAL POSITION       YEAR    SALARY     BONUS     COMPENSATION(2)   AWARDS($)(3)   SARS (SHARES)     ($)     COMPENSATION(4)
------------------       ----   --------   --------   ---------------   ------------   -------------   -------   ---------------
Russell Berrie,........  1999   $485,000   $373,687       $29,250             -0-            -0-         -0-        $257,909
  Chairman and           1998    475,000    415,095        30,070             -0-            -0-         -0-         258,488
  Chief Executive        1997    425,000    834,583        25,893             -0-            -0-         -0-         259,107
  Officer
Ricky Chan,............  1999    284,350    147,643         4,099         $68,914          3,501         -0-          54,800
  Senior Vice            1998    258,500    134,221         4,185          68,933          3,151         -0-          54,418
  President --           1997    235,000    122,019         4,574          62,660          4,064         -0-          54,239
  Product Development
Chris Collins,.........  1999    184,800     95,954         3,245             -0-          3,128         -0-           4,000
  Vice President --      1998    168,000     87,231         2,954             -0-          2,560         -0-           4,418
  Sales(5)               1997    140,000     49,359         2,361             -0-          3,027         -0-           4,239
Y.B. Lee,..............  1999    184,184     92,092           -0-             -0-          3,118         -0-           1,495
  President -- Far       1998    177,100     88,550           -0-             -0-          2,698         -0-           1,080
  East Operations        1997    177,100     88,550           -0-          47,212          3,063         -0-              88
Arnold Bloom,..........  1999    210,000     26,538         4,145             -0-          3,555         -0-           4,800
  Vice President and     1998    205,000     26,192         4,312             -0-          3,123         -0-           4,418
  General Counsel        1997    202,000     25,985         4,293             -0-          4,367         -0-           4,239

---------------
(1) All salary and bonus payments are reported for the year in which they are earned.

(2) While the aggregate of "Other Annual Compensation" received by the named executive officers is lower than the lesser of $50,000 or 10 percent of total annual salary and bonus for each named executive officer, the perquisites and other personal benefits included within the "Other Annual Compensation" which individually exceed 25% of the total perquisites and other personal benefits for each named executive officer include (i) Mr. Berrie's travel allowance ($20,800) for each of years 1999, 1998, and 1997,
    (ii) Mr. Chan's personal use of a Company car (valued at $3,083 for each of years 1999, 1998 and 1997), (iii) Mr. Collins' personal use of a Company car (valued at $3,083 for 1999, $2,795 for 1998 and $1,950 for 1997), and (iv)
    Mr. Bloom's personal use of a Company car (valued at $3,083 for 1999, $2,936 for 1998, and $2,917 for 1997).

(3) Value is calculated by multiplying the number of shares awarded by the closing price of the Common Stock on the New York Stock Exchange on the date of grant. 8,583 shares of restricted stock were held by 2 of the named executive officers at December 31, 1999, with an aggregate value as of such date of $225,303 (calculated by multiplying the number of shares held by the closing price of the Common Stock on the New York Stock Exchange on December 31, 1999, the last day of the Company's last completed fiscal year). At December 31, 1999, of the outstanding restricted shares, the value of Mr. Chan's holdings was $185,088 and Mr. Lee's was $40,215. The number of shares of restricted stock awarded in 1999, 1998, and 1997 to (i) Mr. Chan was 2,917, 2,626, and 3,387, respectively, and (ii) Mr. Lee was 0, 0, and 2,552, respectively. Restricted stock awards vest over five years at 20 percent per year provided the recipient remains in the employ of the Company or as otherwise provided under the applicable plan. Dividends are paid on all outstanding restricted stock.

(4) For all named executive officers except Mr. Lee, "All Other Compensation" consists of the Company's contributions under the 401(k) Plan during 1997, 1998, and 1999. Does not include investment gains or losses under the 401(k) Plan. (See "401(k) Plan" below.) Because the Company contributions to the 40l(k) Plan are not fixed, and because it is impossible to calculate future income, it is not currently possible to calculate an individual participant's retirement benefits. For Mr. Lee, "All Other Compensation" consists of the Company's contributions under a Korean national pension plan. For Mr. Berrie, "All Other Compensation" also consists of $253,109 paid in 1999, $254,070 paid in 1998, and $254,868 paid in 1997 for split dollar life insurance policies on the joint lives of Mr. Berrie and his spouse. The split dollar life insurance policies have been assigned to the Company to secure repayment of the premiums. For Mr. Chan, "All Other Compensation" also consists of $50,000 paid in each of years 1999, 1998 and 1997 for the premium on a life insurance policy for Mr. Chan. (See "Employment Agreements and Arrangements," below.)

(5) Mr. Collins has resigned, effective May 1, 2000.
                 ---------------------------------------------

401(k) PLAN

     In February 1995, the Company amended its existing retirement plan (a defined contribution plan) to convert such retirement plan to a plan (the "401(k) Plan") based on employees' pretax salary deferrals with Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Participating employees may elect to contribute from 1% to 15% (but not in excess of the amount permitted by the Code, i.e., $10,000 in 1999 and $10,500 in 2000) of their compensation, on a pretax basis, to the 401(k) Plan. Because the 401(k) Plan is a qualified defined contribution plan, if certain highly compensated employees' contributions exceed the amount prescribed by the Code, such contributions will be reduced or limited. In 1999, contributions of certain highly compensated employees were limited to $9,489. Employees' contributions are invested in one or more of eight funds (as selected by each participating employee). The Company matches a portion (one-half of 6% contributed) of the compensation deferred by each employee. The Company's matching contribution is fully vested after four years of employment at the rate of 25% per year of employment. Under certain circumstances, the 401(k) Plan permits participants to make withdrawals or receive loans from the 401(k) Plan prior to retirement age.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     Pursuant to Mr. Berrie's compensation arrangement with the Company, the Company pays the cost of certain split dollar life insurance policies insuring the joint lives of Mr. Berrie and his spouse, Mrs. Angelica Berrie, who is a Director and an employee of the Company. The policies have been assigned to the Company to secure repayment of the premiums. (See also "Compensation Committee Report -- Chief Executive Officer" above, "Summary Compensation Table" above, and "Certain Transactions" below.)

     The Company has an agreement with Ricky Chan, Senior Vice
President -- Product Development of the Company, under which Mr. Chan will receive the following retirement and life insurance benefits: (i) if Mr. Chan is employed by the Company and reaches the age of 59, he would receive retirement compensation in the amount of $2,750,000 payable to Mr. Chan (or his designated beneficiary) at the rate of $250,000 per year for a period of 11 years, or (ii) if Mr. Chan dies prior to the age of 59 and is employed by the Company at the time of such death, the Company would pay, to Mr. Chan's designated beneficiary, a lump sum death benefit by means of a life insurance arrangement, in the amount of $1,000,000. The foregoing benefits would be in addition to other benefits to which Mr. Chan is entitled as an employee of the Company.

                               1999 OPTION GRANTS

     The following table sets forth the options granted to the named officers in the Summary Compensation Table of the Company during the year ended December 31, 1999.

                                             INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                        -----------------------------------------------------------      VALUE AT ASSUMED
                        NUMBER OF                                                         ANNUAL RATES OF
                        SECURITIES    PERCENT OF TOTAL                                      STOCK PRICE
                        UNDERLYING        OPTIONS                                       APPRECIATION FOR 10
                         OPTIONS          GRANTED         EXERCISE OR                    YEAR OPTION TERM
                         GRANTED        TO EMPLOYEES      BASE PRICE     EXPIRATION    ---------------------
NAME                      (#)(1)       IN FISCAL YEAR      ($/SHARE)        DATE        5%($)       10%($)
----                    ----------    ----------------    -----------    ----------    --------    ---------
Russell Berrie........      -0-              -0-                -0-           -0-          -0-          -0-
Ricky Chan............    3,501             1.65            $23.625        1/4/09      $52,016     $131,820
Chris Collins.........    3,128             1.47             23.625        1/4/09       46,474      117,776
Y.B. Lee..............    3,118             1.47             23.625        1/4/09       46,326      117,399
Arnold Bloom..........    3,555             1.68             23.625        1/4/09       52,819      133,853

---------------
(1) All options granted vest and become exercisable one year from the date of grant. In any 12 month period, an option holder may exercise no more than the number of options received in the most recent grant plus one-third of the option holder's remaining exercisable options.

             ------------------------------------------------------

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                             YEAR-END OPTION VALUES

     The following table sets forth option exercises during 1999 and year-end option values for the named officers in the Summary Compensation Table of the Company based upon the closing price of the Common Stock of the Company on the New York Stock Exchange on December 31, 1999 ($26.25).

                                                                 NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                        OPTIONS                     OPTIONS
                           SHARES ACQUIRED        VALUE           AT FISCAL YEAR-END         AT FISCAL YEAR-END($)
NAME                       ON EXERCISE(#)    REALIZED($)(1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                       ---------------   ---------------   -------------------------   -------------------------
Russell Berrie...........         -0-                -0-                      -0-                          -0-
Ricky Chan...............       7,332            $67,249              4,661/3,501               $13,515/$9,190
Chris Collins............         -0-                -0-              5,587/3,128                23,459/ 8,211
Y.B. Lee.................         -0-                -0-             10,576/3,118                70,602/ 8,185
Arnold Bloom.............         -0-                -0-              7,948/3,555                37,774/ 9,332

---------------
(1) Value is calculated by determining the difference between the price of the Common Stock underlying the options on the New York Stock Exchange at the time of exercise and the exercise or base price of the options.

                              CERTAIN TRANSACTIONS

     Several warehouse, office and distribution facilities are leased to the Company by Russell Berrie, Chairman and Chief Executive Officer of the Company, or trusts for the benefit of members of his immediate family or by a partnership in which he and Murray Berrie, his brother, are both general partners. The Company believes that the terms of those leases are no less favorable to the Company than could have been obtained from an unaffiliated third party. The Company is also a guarantor under mortgage loan payments on the facilities in South Brunswick and Oakland, New Jersey. The aggregate amount outstanding on the loans as of December 31, 1999 was $7,804,000. The table below lists such facilities, the current rentals and the lease expiration dates.

                                                                ANNUAL          LEASE
FACILITY                                                      RENTAL(1)     EXPIRATION(2)
--------                                                      ----------    -------------
Petaluma, California........................................  $  937,000    June 30, 2004
Oakland, New Jersey.........................................     439,285    April 1, 2004
South Brunswick, New Jersey.................................   2,478,522     May 31, 2004
                                                              ----------
     Total..................................................  $3,854,807
                                                              ==========

---------------
(1) Reflects base rental obligations. Does not include payments for real estate taxes and certain other items applicable to the premises. Base rentals are subject to periodic increases during the remainder of the term of certain of the leases.

(2) Not including renewal options, if any.

                 ---------------------------------------------

     The Company paid $196,274 during 1999 to Wilentz, Goldman & Spitzer, P.A. ("Wilentz"), a law firm which provides legal services to the Company. Mr. Rosner, who is deemed to beneficially own more than five percent of the Company's Common Stock, is a shareholder and director of Wilentz. See note 2 to "Security Ownership of Certain Beneficial Owners," above.

     The Company paid $81,929 during 1999 to Automatic Data Processing, Inc. ("ADP"), a computerized transaction processing, data communication and information services company that provides payroll services to the Company. Mr. Weston, a member of the Company's Board of Directors, is Honorary Chairman of ADP.

         APPROVAL OF AMENDMENTS TO THE COMPANY'S 1999 STOCK OPTION AND
      RESTRICTED STOCK PLAN, 1999 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS,
         1999 STOCK OPTION PLAN, AND 1999 EMPLOYEE STOCK PURCHASE PLAN,
          TO REPRICE STOCK OPTIONS AND TO ADJUST THE NUMBER OF OPTIONS
                            GRANTED IN JANUARY 2000

     Effective February 29, 2000, the Board of Directors unanimously approved and recommended for shareholder adoption amendments to each of:

     (a) the Company's 1999 Stock Option and Restricted Stock Plan (the "Stock Option and Restricted Stock Plan"),

     (b) the Company's 1999 Stock Option Plan for Outside Directors (the "Directors Option Plan"),

     (c) the Company's 1999 Stock Option Plan (the "Stock Option Plan"), and

     (d) the Company's 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan"),

(collectively, the "Plans"). The amendments are designed to permit, for grants of options made during January 2000 only, the repricing of such grants that were made in accordance with the terms of each of the Plans. Repricing is contingent upon shareholder approval. In addition, for the Stock Option Plan and the Stock Option and Restricted Stock Plan, the amendments will result in a recalculation of the number of options eligible participants will receive effective January 2000.

     Under the terms of each of the Plans, options are granted to qualifying persons in the beginning of each year in which the Plans are in effect. The exercise price of the options granted under each of the Plans is determined by the market price of the Company's Common Stock on the date of the option grant. Under all Plans other than the Stock Purchase Plan, the option exercise price is the closing price of the Common Stock on the grant date. Under the Stock Purchase Plan, the option exercise price is 90% of the closing price of the Common Stock on the grant date.

                         PURPOSE OF PROPOSED AMENDMENTS

     On November 17, 1999, the Company issued a press release announcing that it was in receipt of a proposal from Evercore Partners, L.L.C. ("Evercore Partners") to acquire all of the outstanding Common Stock, other than certain shares owned by Mr. Berrie, at a price of $27.00 per share. Upon issuance of the press release, the Company's stock price rose immediately from approximately $20.00 per share prior to the announcement, to approximately $25.00 per share. As of January 3, 2000, the Company's stock price continued to maintain a level of approximately $25.00 per share and, accordingly, options granted on that date were issued with an exercise price of $25.1875 per share.

     Discussions between the Company and Evercore Partners continued until February 14, 2000, at which time the parties announced that discussions were terminated without agreement on a transaction. The Company's stock price immediately fell from approximately $25.00 per share to approximately $17.50 per share.

     Due to the effect of the pending proposal from Evercore Partners on the level of the Company's stock price on January 3, 2000, the Board of Directors has determined that it would be in the best interests of the Company and its shareholders to adjust the options granted in January 2000 to properly reflect the market value of the Company's Common Stock following the withdrawal of the proposed transaction with Evercore Partners. The Board of Directors approved, subject to shareholder approval, the repricing of the options granted in January 2000 to the price on a date that the Board considered was a reasonable amount of time after the termination of the discussions between Evercore Partners and the Company. As approved by the Board of Directors, and subject to shareholder approval, the repricing will be based upon the closing price of the Company's Common Stock on February 29, 2000, of $18.375 per share. The options granted in January 2000 under the Directors Option Plan will be reset to $20.375, which is $2.00 per share above the $18.375 per share closing price of the Company's Common Stock on February 29, 2000.

     Furthermore, the number of options granted under the Stock Option Plan and the Stock Option and Restricted Stock Plan will be recalculated, as described in further detail in "Descriptions of the Plans" below. The recalculations will result in an increase in the number of options granted under each of these two plans.

                           DESCRIPTIONS OF THE PLANS

THE STOCK OPTION AND RESTRICTED STOCK PLAN

  Eligibility

     The Stock Option and Restricted Stock Plan was adopted by the Board of Directors and approved by holders of a majority of the shares of the Company's Common Stock voting at the Company's 1998 Annual Meeting of Shareholders. The Stock Option and Restricted Stock Plan became effective on January 1, 1999. The Stock Option and Restricted Stock Plan provides for the grant of stock options to officers and other key employees of the Company selected by the committee designated to administer the Plan and who generally have been employed by the Company for at least 18 months. As of January 1, 2000, there were eleven eligible participants. The Plan also provides for the award of restricted stock to certain officers of the Company who have been granted options. The committee is presently comprised of Messrs. Berrie and Kling, neither of whom is a participant in the Plan.

  Exercise Price

     The exercise price for options granted under the Plan for any year is equal to the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of each such year. The date of grant for options under the Plan for calendar year 2000 was January 3; accordingly, the exercise price for such options is $25.1875.

     The Plan provides that a grantee is granted options in each plan year to purchase shares of Common Stock with a fair market value (determined as of the date of grant) equal to 25% - 80% (as determined by the committee) of the employee's annual base salary and prior year's earned commissions, if any.

  Number of Options Granted

     Because the date of grant for calendar year 2000 was January 3, the number of options granted to each grantee was determined based on a price of $25.1875 and totaled 31,062 options. The proposed amendment will reduce this price to $18.375, which is equal to the closing market price of the Common Stock on February 29, 2000, and the options granted for January 2000 will be recalculated using $18.375 as the market value of the Common Stock on the date of grant. As a result, approval of the proposed amendment will increase the number of shares subject to options granted as of January 2000 from 31,062 to 42,581.

  Other Plan Terms

     Options granted under the Stock Option and Restricted Stock Plan are subject to an option agreement between the Company and the grantee, will vest and be exercisable one year after the date of grant and remain exercisable for ten years from the date of grant. The number of options that may be exercised in any plan year may not exceed the number of options in the most recent grant plus one-third of the remaining exercisable options. Exercise must be accompanied by payment in cash. Upon expiration of an option or forfeiture of restricted stock, the remaining shares subject to the option and the forfeited restricted shares may again be subject to options or awards. Options are not transferable other than by will or under the laws of descent and distribution, provided, however, that each grantee may transfer all or any portion of his/her options to his/her spouse and/or lineal descendants and/or a trust for the benefit of the grantee or any of the foregoing and/or any organization exempt under Section 501(c) of the Code. All unexpired options may be exercised within 12 months after a grantee's retirement, death or disability or the remaining option term, if shorter. If a grantee's employment is terminated for any other reason, any unexercised options will be canceled immediately, except that if a grantee's employment is terminated by the Company for reasons other than cause (as defined in the Plan), options may be exercised (to the extent exercisable on the date of termination) within thirty days after termination or the remaining option term, if shorter.

     The committee under the Stock Option and Restricted Stock Plan may award shares of restricted stock to any officer or other key employee who is also granted an option under the Plan. The proposed amendment to the Stock Option and Restricted Stock Plan does not affect any award of shares of restricted stock.

     Unless terminated sooner as provided therein, the Stock Option and Restricted Stock Plan will terminate on December 31, 2003, although options previously granted may be exercised and restrictions on stock previously awarded may extend beyond that date.

     As of December 31, 1999, a total of 321,085 shares of Common Stock were reserved for grants of options and awards of restricted stock under the Stock Option and Restricted Stock Plan and a total of 31,038 options were outstanding.

  Options Granted and Restricted Stock Awarded in Calendar Year 2000

     On January 3, 2000, a total of 31,062 options were granted, each bearing an exercise price of $25.1875 per share, and a total of 3,176 shares of restricted stock were awarded to the Company's eleven officers under the Stock Option and Restricted Stock Plan. This includes the following grants and awards to named executive officers: (i) 3,811 options granted and 3,176 shares of restricted stock awarded to Ricky Chan, (ii) 3,053 options granted to Chris Collins, (iii) 3,041 options granted to Y.B. Lee, and (iv) 3,414 options granted to Arnold Bloom.

  Effect of Amendment

     Upon shareholder approval of the proposed amendment, the stock option agreements relating to the 31,062 options granted under the Stock Option and Restricted Stock Plan, each bearing an exercise price of $25.1875 per share, will be amended to provide a lower option exercise price of $18.375 per share and an increase in the number of shares subject to the options calculated as if $18.375 was the closing market price for the Common Stock on January 3, 2000. This will result in a total grant of options for 42,581 shares of Common Stock with an exercise price of $18.375 per share. As a result, the number of options granted to the named executive officers effective January 2000 will be increased to the following: (i) 5,224 options granted to Ricky Chan, (ii) 4,186 options granted to Chris Collins, (iii) 4,169 options granted to Y.B. Lee, and (iv) 4,680 options granted to Arnold Bloom.

THE DIRECTORS OPTION PLAN

     The Directors Option Plan was adopted by the Board of Directors and approved by holders of a majority of the shares of the Company's Common Stock voting at the Company's 1998 Annual Meeting of Shareholders. The Directors Option Plan became effective on January 1, 1999. The Directors Option Plan provides for the grant of stock options to members of the Board of Directors who are not officers or other employees of the Company. Currently, seven persons are eligible. The Plan is administered by a committee comprised of two Directors or such greater number, as may be determined by the Board of Directors from time to time, who are not participants in the Plan. Presently, the committee is comprised of Russell Berrie and Angelica Berrie.

     Under the Directors Option Plan, grantees were each granted options to purchase 3,000 shares of Common Stock on each of January 1, 1999, and January 1, 2000, at an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of such years. Grantees will each be granted options to purchase 3,000 shares of Common Stock on January 1, 2001, January 1, 2002 and January 1, 2003 at an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of each such year.

     Options granted under the Plan are subject to an option agreement between the Company and the grantee, will vest and be exercisable one year after the date of grant and remain exercisable for ten years from the date of grant. Options are not transferable other than by will or under the laws of descent and distribution, provided, however, that each grantee may transfer all or any portion of his/her options to his/her spouse and/or lineal descendants and/or a trust for the benefit of the grantee or any of the foregoing and/or any organization exempt under Section 501(c) of the Code. If the grantee ceases to be a member of the Board of Directors for reasons other than death or disability, nonvested options expire immediately and vested options are only exercisable for 30 days thereafter, or the remaining option term, if shorter. In the event of the grantee's death or disability, nonvested options shall vest and all outstanding options may be exercised within 12 months after death or disability or the remaining option term, if shorter. Exercise must be accompanied by payment in cash.

     Unless terminated sooner as provided therein, the Directors Option Plan will terminate on December 31, 2003, although options previously granted may be exercised beyond that date.

     As of December 31, 1999, a total of 132,000 shares of Common Stock were reserved for the grant of options under the Plan and a total of 18,000 options were outstanding.

  Effect of Amendment

     As noted above, on January 1, 2000, a total of 21,000 options were granted to the Company's directors not employed by the Company under the Directors Option Plan, with each such director receiving a grant of 3,000 shares. Upon shareholder approval of the proposed amendment to the Directors Option Plan, no additional options will be granted, but the price of the original grants made in January 2000 will be adjusted from $25.1875, the closing market price of the Common Stock on the first trading day of such year, to $20.375, which is $2.00 per share greater than the closing market price of the Common Stock on February 29, 2000.

THE STOCK OPTION PLAN

  Eligibility

     The Stock Option Plan was adopted by the Board of Directors and approved by holders of a majority of the shares of the Company's Common Stock voting at the Company's 1998 Annual Meeting of Shareholders. The Stock Option Plan became effective on January 1, 1999. The Stock Option Plan provides for the grant of stock options to employees who (i) have been employed by the Company for at least 18 months (or such shorter period as the committee administering the Plan may, in its discretion, authorize), (ii) are not members of the Company's Board of Directors, and (iii) have annual base salaries plus the immediate prior year's earned commissions, if any, that equal or exceed the amount to be determined for such plan year by the committee (or such other amount as the Board of Directors may, from time to time, determine). On January 3, 2000, employees earning at least $64,120, and who were otherwise eligible, were entitled to participate in the Stock Option Plan.

     154 employees are currently eligible, including certain executive officers who are not also Directors of the Company. The Plan is administered by a committee comprised of two Directors or such greater number, as may be determined by the Board of Directors from time to time, who are not participants in the Plan. Presently, the committee is comprised of Messrs. Berrie and Kling.

  Exercise Price

     The exercise price for options granted under the Plan for any year is equal to the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of each such year. The date of grant for options under the Plan for calendar year 2000 was January 3; accordingly, the exercise price for such options currently outstanding under the plan is $25.1875.

  Number of Options Granted

     Grantees are granted options in each plan year to purchase shares of Common Stock with a fair market value (determined as of the date of grant) equal to 25% of the grantee's annual base salary plus the immediate prior year's earned commissions, if any.

  Other Plan Terms

     Options granted under the plan are subject to an option agreement between the Company and the grantee, will vest and become exercisable one year after the date of grant, and remain exercisable for ten years from the date of the grant. The number of options that may be exercised in any calendar year may not exceed the number of options in the most recent grant plus one-third of the remaining exercisable options. Exercise must be accompanied by payment in cash.

     Options are not transferable other than by will or under the laws of descent and distribution, provided, however, that each grantee may transfer all or any portion of his/her options to his/her spouse and/or lineal descendants and/or a trust for the benefit of the grantee or any of the foregoing and/or any organization exempt under Section 501(c) of the Code. All unexpired options may be exercised within 12 months after a grantee's retirement, death or disability (or the remaining period of the option if shorter). If a grantee's employment is terminated for any other reason, any unexercised options will be cancelled immediately, except that if the employment was terminated by the Company for other than cause (as defined in the Plan), options may be exercised (to the extent exercisable on the date of termination) for 30 days after termination or the remaining option term, if shorter.

     Unless terminated sooner as provided therein, the Stock Option Plan will terminate on December 31, 2003, although options previously granted may be exercised beyond that date.

     As of December 31, 1999, a total of 1,855,404 shares of Common Stock were reserved for the grant of options under the Stock Option Plan. Upon expiration or cancellation of an option, the remaining shares subject to the option may again be subject to options. As of December 31, 1999, a total of 165,243 options were outstanding.

  Options Granted in Calendar Year 2000

     On January 3, 2000, a total of 157,583 options were granted to the Company's employees under the Stock Option Plan, each bearing an exercise price of $25.1875 per share.

  Effect of Amendment

     Upon shareholder approval of the proposed amendment, the stock option agreements relating to the 157,583 options granted under the Stock Option Plan will be amended to provide a lower option exercise price of $18.375 and an increase in the number of shares subject to the options calculated as if $18.375 was the closing market price for the Common Stock on January 3, 2000. This will result in an increase in the total grant of the number of shares of common stock subject to options granted as of January 2000 from 157,583 to 216,035 shares, with an exercise price of $18.375 per share.

THE STOCK PURCHASE PLAN

     The Stock Purchase Plan was adopted by the Board of Directors and approved by holders of a majority of the shares of the Company's Common Stock voting at the Company's 1998 Annual Meeting of Shareholders. The Stock Purchase Plan became effective on January 1, 1999. The purpose of the Stock Purchase Plan is to provide the Company's employees the opportunity, through regular payroll savings, to acquire Common Stock at a discount from market price, and thereby offer employees a share in the growth of the Company. The Stock Purchase Plan provides for the grant of stock options to full-time employees of the Company who have at least 18 consecutive months of service with the Company and whose annual base salaries plus the immediate prior year's earned commissions, if any, is less than the amount to be determined for such plan year by the committee (or such other amount as the Board of Directors may, from time to time, determine). As of March 3, 2000, there were 227 persons participating in the Plan. The Plan is administered by a committee comprised of two Directors or such greater number, as may be determined by the Board of Directors from time to time, who are not participants in the Plan. Presently, the committee is comprised of Messrs. Berrie and Kling. No Director or executive officer participates or will participate in the Plan.

     As of December 31, 1999, a total of 132,236 shares of Common Stock were reserved for issuance for grants of options under the Plan. As of the first trading day of each plan year beginning on or after January 1, 1999, each eligible employee will be granted an option to purchase the number of full shares of Common Stock which may be purchased with the amount credited to his account as described below. In each plan year, an eligible employee may elect to participate in the Plan by filing a payroll deduction authorization form for up to 10% (in whole percentages) of his annual base salary plus commissions, if any. These funds are held for the employee and are used to exercise his option on the last trading day of the plan year, or any other day in December which the committee designates, unless the employee elects not to exercise his option. If an employee elects not to exercise his option, the total amount credited to his account during that plan year, with interest, is returned to him, and his option expires. An employee may withdraw from the Plan at any time, at which time payroll deductions will cease, the total amount credited to his account, with interest, will be either returned to him and the option granted to him for such year will terminate, or, at his election, such amount will be used at the end of the year to purchase the number of full shares of Common Stock which may be purchased with the amount credited to his account.

     The exercise price of options granted on the first trading day of each year is 90% of the closing market price of the Common Stock on the New York Stock Exchange on that day. Options are not transferable other than by will or under the laws of descent and distribution. All unexercised options shall expire upon termination of employment other than by reason of retirement. In the event of expiration, the total amount credited to the employee's account, with interest, will be returned to him or to his personal representative.

     Unless terminated sooner as provided therein, the Stock Purchase Plan will terminate on December 31, 2003.

  Effect of Amendment

     Upon shareholder approval of the proposed amendment to the Stock Purchase Plan, the option price will be adjusted from 90% of $25.1875, the closing market price of the Common Stock on the first trading day of 2000, to 90% of $18.375, the closing market price of the Common Stock on February 29, 2000.

                              PROPOSED AMENDMENTS

     The amendments to each Plan for which shareholder approval is being sought shall read as follows:

THE STOCK OPTION AND RESTRICTED STOCK PLAN

     The Stock Option and Restricted Stock Plan shall be amended by adding the following Section 5.13:

     5.13 January 2000 Option Exercise Price. Notwithstanding any provision of this Plan to the contrary, the per share exercise price of any Option granted hereunder in January 2000 shall be equal to $18.375, which is equal to the closing market price of the Common Stock on February 29, 2000, on the New York Stock Exchange or such other national securities exchange as the Common Stock may be traded.

     The Board of Directors recommends a vote FOR approval of the proposed amendment to the Stock Option and Restricted Stock Plan, and proxies not marked to the contrary will be so voted.

THE DIRECTORS OPTION PLAN

     The Directors Option Plan shall be amended by adding the following Section 4.4:

     4.4 Notwithstanding any provision of this Plan to the contrary, the price per share of options granted in January 2000 will be $20.375, which is equal to $2.00 per share greater than $18.375, the closing market price of the Common Stock on February 29, 2000, on the New York Stock Exchange or such other national securities exchange as the Common Stock may be traded.

     The Board of Directors recommends a vote FOR approval of the proposed amendment to the Directors Option Plan, and proxies not marked to the contrary will be so voted.

THE STOCK OPTION PLAN

     The Stock Option Plan shall be amended by adding the following Section
5.13:

     5.13 January 2000 Exercise Price. Notwithstanding any provision of this Plan to the contrary, the per share exercise price of any Option granted hereunder in January 2000 shall be $18.375, which is equal to the closing market price of the Common Stock on February 29, 2000, on the New York Stock Exchange or such other national securities exchange as the Common Stock may be traded.

     The Board of Directors recommends a vote FOR approval of the proposed amendment to the Stock Option Plan, and proxies not marked to the contrary will be so voted.

THE STOCK PURCHASE PLAN

     The Stock Purchase Plan shall be amended by adding the following Section
5.4:

     5.4 Notwithstanding any provision of this Plan to the contrary, during calendar year 2000 an Option will be granted to each Participant as of the first trading day of each Plan Year to purchase from the Company the number of full shares of Common Stock that may be purchased at the Year 2000 Option Price with the aggregate amount that will be credited to him in the Account, with interest during that Plan Year. For purposes of this Section 5.4, "Year 2000 Option Price" shall mean 90% of $18.375, which is equal to the closing market price of the Common Stock on February 29, 2000 on the New York Stock Exchange or such other national securities exchange as the Common Stock may be traded.

     The Board of Directors recommends a vote FOR approval of the proposed amendment to the Stock Purchase Plan, and proxies not marked to the contrary will be so voted.

                             SECTION 16 COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1999, all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with on a timely basis except that (i) Mr. Jeffery Schaum, Chief Operating Officer, filed a late report on Form 3, (ii) Mr. Slauson filed two late reports on Form 4 (one with respect to five transactions and one with respect to four transactions, each including transactions for the exercise of options and simultaneous sale of shares of Common Stock being counted as separate transactions); (iii) Mr. Berrie filed a late report on Form 4 (with respect to four transactions, including transactions relating to trusts of which Mr. Berrie is a trustee); and (iv) Mr. Rosner failed to timely file two reports on Form 4 (with respect to nine transactions, including transactions relating to trusts of which Mr. Rosner is a trustee, all of which were reported on a Form 5 filed by Mr. Rosner).

                                 OTHER MATTERS

     The Board of Directors knows of no business to be presented at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, the holders of the proxies intend to vote the proxies in accordance with their best judgment on such matters.

     Until August 1997, Coopers & Lybrand L.L.P. served as the Company's independent accountants. The Board of Directors, upon the recommendation of the Audit Committee, selected Arthur Andersen LLP to be the Company's independent accountants for the remainder of 1997, for 1998 and for 1999. The Board of Directors has not yet selected independent public accountants for 2000 and is awaiting the recommendation of the Audit Committee in this regard. It is expected that only representatives of Arthur Andersen will be present at the meeting to respond to appropriate questions and, if they so desire, to make a statement.

                               VOTING PROCEDURES

     Election of Directors: Directors are elected by a plurality of the votes cast at the annual meeting. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     Other Matters: The affirmative vote of the holders of a majority of the shares of Common Stock voting at the meeting (in person or by proxy) is required for a particular matter to be deemed an act of the shareholders. Shares electing to abstain are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, abstentions have the same effect as votes against the matter. In the event of broker non-votes, shares are not considered present at the meeting for the particular matter as to which the broker withheld authority. Broker non-votes are not counted in respect of the matter, but have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                             SHAREHOLDER PROPOSALS

     In order to be included in the proxy statement and form of proxy relating to the 2001 Annual Meeting of Shareholders, proposals of shareholders intended to be presented at such meeting must be received by the Company on or before December 13, 2000. Any such proposals should be submitted in writing to:
Secretary, Russ Berrie and Company, Inc., 111 Bauer Drive, Oakland, New Jersey 07436.

                                          By Order of the Board of Directors

                                          /s/ Arnold S. Bloom
                                          ARNOLD S. BLOOM
                                          Secretary
Oakland, New Jersey
April 7, 2000

                          RUSS BERRIE AND COMPANY, INC.
                                 111 Bauer Drive
                            Oakland, New Jersey 07436

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Russell Berrie and Ilan Kaufthal, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Russ Berrie and Company, Inc. held of record by the undersigned on March 24, 2000, at the Annual Meeting of Shareholders to be held on May 9, 2000 and any adjournment thereof.


Election of Directors. Nominees:                                 (Change of Address/Comments)

Raphael Benaroya, Angelica Berrie, Russell Berrie,               ___________________________________
Ilan Kaufthal, Charles Klatskin, Joseph Kling,                   ___________________________________
William A. Landman, Sidney Slauson, Josh S. Weston               ___________________________________

Your vote for the election of Directors and other proposals submitted to Shareholders may be indicated on the reverse.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all Proposals.

A VOTE FOR ALL PROPOSALS IS RECOMMENDED.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                             Please mark
                                                             your votes as   [X]
                                                             indicated in
                                                             this example.

                                                        FOR                               WITHHOLD
                                             all nominees listed on the                   AUTHORITY
                                             front of this card (except as      to vote for all nominees listed
                                             marked to the contrary below).     on the front of this card
1.   Election of Directors to serve                     [  ]                                 [  ]
     until the 2001 Annual Meeting of
     the Shareholders and until their
     successors shall have been elected
     and qualified.


INSTRUCTION: TO WITHHOLD AUTHORITY TO
VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK
THE BOX MARKED "FOR" ABOVE AND WRITE
THAT NOMINEE'S NAME ON THE LINE
PROVIDED.

________________________________________

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all Proposals.

                                                                                FOR       AGAINST    ABSTAIN
2. Adoption of amendment to the 1999 Stock Option and
   Restricted Stock Plan.                                                       [  ]        [  ]      [  ]

3. Adoption of amendment to the 1999 Stock Option Plan
   for Outside Directors.                                                       [  ]        [  ]      [  ]

4. Adoption of amendment to the 1999 Stock Option Plan.                         [  ]        [  ]      [  ]

5. Adoption of amendment to the 1999 Employee Stock
   Purchase Plan.                                                               [  ]        [  ]      [  ]

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature_____________________________________________Date:_______________, 2000

Signature if held jointly_____________________________________Date:_______, 2000

IMPORTANT:Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign your name and indicate full title as such. If a corporation, an authorized officer should sign his/her name and indicate his/her title. If a partnership, please sign in partnership name by authorized person.

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